Exhibit 99.1

FOR IMMEDIATE RELEASE	For More Information Contact:
July 27, 2012	Roy D. Jones, Chief Financial Officer
(864) 240-5104 or rjones@palmettobank.com

The Palmetto Bank Reports Second Quarter Financial Results

And Completion of Strategic Actions to Accelerate Return to Profitability

Greenville, S.C. – Palmetto Bancshares, Inc. (NASDAQ: PLMT) reported a consolidated net loss for the second quarter 2012 of $7.2 million, compared to a consolidated net loss for the first quarter 2012 of $587 thousand. The increase in the net loss was primarily due to the strategic decision to sell $40.3 million of problem assets at discounted prices which resulted in incremental charge-offs and credit expenses of $15.6 million during the second quarter. Results for the second quarter 2012 also include gains of $9.9 million on the sale of investment securities, which was similarly part of a strategic decision to realize gains on the investment securities portfolio to offset a portion of the incremental charge-offs and credit expenses resulting from the problem asset sale. Total credit-related expenses for the second quarter were $18.0 million, compared to $4.4 million in the first quarter 2012. Excluding credit-related expenses, securities gains and one-time charges, pre-tax operating earnings were $4.5 million in the second quarter 2012, compared to $4.7 million in the first quarter 2012 reflecting the positive underlying earnings capacity of the Company.

Highlights for the second quarter 2012 are summarized as follows:

•

The Company made the strategic decision to sell $40.3 million of problem assets at discounted prices to aggressively reduce problem assets and therefore accelerate its return to profitability. As a result, credit-related expenses increased to $18.0 million from $4.4 million in the first quarter 2012 (credit-related expenses include the provision for loan losses, loan workout expenses, foreclosed real estate writedowns and expenses, and loss on other loans held for sale).

•

Nonperforming assets decreased $33.4 million during the quarter to $38.9 million, which represents a 73% decline from the peak at March 31, 2010 and the eighth quarterly decline in the last nine quarters.

•	As a result of the improving trend in credit quality metrics, the allowance for loan losses was reduced resulting in the coverage ratio declining to 2.52% of gross loans from 3.07% at March 31, 2012.

•

Net interest margin decreased 15 basis points to 3.56% as a result of lower earning asset yields due in part to the sales of higher yielding investment securities during the quarter and the timing of and yields on reinvestment of proceeds.

•	Excluding securities gains, noninterest income increased $174 thousand from the first quarter 2012 as a result of increased Trust fees and Mortgage banking income.

•

As a result of the Company’s ongoing strategic expense reduction efforts, non-credit expenses decreased $502 thousand from the first quarter 2012 due to reduced personnel costs, elimination of operating costs from the consolidated North Harper and South Main branches in Laurens and Greenwood, South Carolina, respectively, in the first quarter 2012, and lower FDIC insurance premiums.

•

The Company completed the previously announced outsourcing of certain operational functions and the sale of its Rock Hill and Blacksburg, South Carolina branches, which was consummated on July 1, 2012.

“During the second quarter we completed our previously announced strategic actions to accelerate our return to profitability. The sale of a substantial portion of our remaining problem assets will have an immediate positive benefit starting in the third quarter 2012 through the avoidance of potential future write downs from ongoing receipts of appraisals and reductions in the related carrying costs,” said Samuel L. Erwin, Chief Executive Officer. “Our credit quality measures improved significantly during the quarter as a result of the asset sales. In addition, given the two branch consolidations during the first quarter, the completion of the outsourcing of certain operational functions in the first and second quarters, and consummation of the two branch sales on July 1, 2012, we are well-positioned to achieve our stated goal of returning to quarterly profitability during 2012.”

The discussion of the Company’s results of operations and financial condition below is supplemented by the accompanying financial tables.

Net Interest Income

Net interest income decreased $548 thousand during the quarter to $10.1 million, while the net interest margin declined 15 basis points to 3.56% from 3.71% in the prior quarter. The lower net interest margin reflects a decline in yields on loans and investment securities given the current interest rate environment, as well as a higher proportion of earning asset balances in cash pending reinvestment of a portion of the proceeds from the investment securities sales in the second quarter. The continuation of the Federal Reserve’s monetary policy continues to keep interest rates low, which has negatively impacted earning asset yields. These declines were partially offset by lower funding costs and continued strategic reductions in time deposits.

Noninterest Income

Noninterest income, excluding gains on sales of investment securities of $9.9 million, increased $174 thousand during the quarter to $4.1 million. The increase is attributable to higher Trust fees and Mortgage banking income. The improvement in Mortgage banking income is largely due to continued high volumes of refinances and increased gains on unfunded mortgage loan commitments and forward loan sale agreements.

Noninterest Expense

Noninterest expense, excluding credit-related costs of $9.5 million and one-time charges of $13 thousand related to the Company’s previously announced strategic decision to sell and consolidate four branches and outsource certain operational functions, decreased $187 thousand during the quarter to $9.7 million. The decrease is primarily a result of lower personnel costs, elimination of operating costs from the branches consolidated in the first quarter 2012, and lower FDIC insurance premiums. These declines were partially offset by higher marketing expenses driven by increased advertising activity during the quarter. The Company remains keenly focused on expense reductions and expects many of the additional cost savings associated with the strategic actions completed during the second quarter to be recognized beginning in the third quarter of 2012.

Included in total noninterest expense are credit-related costs associated with loan workout expenses, foreclosed real estate writedowns and expenses, and loss on other loans held for sale of $9.5 million in the second quarter 2012 compared to $1.7 million in the first quarter 2012. The increase in these expenses reflects incremental losses associated with the problem asset sales during the second quarter and writedowns on certain foreclosed real estate resulting from the receipt of updated appraisals.

Noninterest expense in the second and first quarter 2012 also includes one-time charges of $13 thousand and $328 thousand, respectively, associated with the Company’s previously announced strategic decision to sell and consolidate four branches and outsource certain operational functions. These one-time charges include severance and retention payments, writedowns on premises and equipment, a lease impairment charge and professional fees directly related to the strategic actions.

Credit Quality

The Company continued its aggressive focus on improving credit quality. As a result of the Company’s proactive problem asset resolution efforts, including the sale of problem assets during the quarter, total nonperforming assets decreased $33.4 million to $38.9 million in the second quarter 2012 and have decreased 73% from the peak at March 31, 2010. In addition, nonperforming assets remaining at June 30, 2012 include loans and foreclosed real estate with a net carrying value of $6.9 million that were under contract for sale or disposition and are expected to close during the third quarter 2012. Net charge-offs were $13.6 million during the second quarter 2012, compared to $4.9 million in the prior quarter and include incremental charge-offs of $11.7 million related to the problem loan sales executed during the second quarter 2012.

In addition, past due loans declined to 0.57% of loans at June 30, 2012 compared to 1.59% at March 31, 2012 and 0.62% at December 31, 2011.

Investment Securities

During the second quarter 2012 the Company sold $142.0 million of investment securities at a gain of $9.9 million and reinvested a portion of the proceeds into investment securities at current market rates which are lower than the yields on the securities that were sold. At June 30, 2012, the average yield of the investment securities portfolio was 1.84% compared to 2.59% at March 31, 2012. Remaining proceeds of $23.6 million from the second quarter 2012 investment securities sales are expected to be reinvested during the third quarter 2012 at yields ranging from 0.50% to 1.50%. Given the low interest rate environment and expectations of rising rates in the future, the average duration of the investment securities portfolio was 4.9 years at June 30, 2012.

Balance Sheet and Capital

Total assets were $1.2 billion at June 30, 2012 and declined $33.2 million during the quarter as a result of the problem asset sales, foreclosed real estate write downs, and planned reductions in interest-bearing deposits and retail repurchase agreements. As a result of the continued sluggish economic environment, loan pay downs continue to outpace new loan originations. Given the Company’s high cash balances as a result of anemic loan growth, the Company is strategically reducing the level of excess cash, primarily by reducing higher cost time deposits, which also reduces FDIC insurance premiums that are primarily based on deposit balances, and investing in securities to improve earning asset yields.

Subsequent to the end of the second quarter 2012, the Company consummated the sale of the Rock Hill and Blacksburg branches on July 1, 2012 and made a cash payment of $31.6 million to the purchaser representing the excess of deposit and other liabilities assumed by the purchaser over the carrying value of loans and other assets sold by the Company, and the premium received by the Company for the deposits sold. The branch sale resulted in a gain, net of transaction costs, of $568 thousand that will be recognized in the third quarter 2012.

The Company’s banking subsidiary, The Palmetto Bank, met all regulatory required minimum capital ratios and continued to be considered “well-capitalized” at June 30, 2012.

“We ended the second quarter 2012 with substantially improved credit quality. As a result, we have expectations of significantly lower credit-related expenses going forward, which is expected to result in greater stability and predictability of future earnings,” continued Erwin. “The second quarter was a very important turning point for our Company, and we look forward to improving financial results starting in the third quarter 2012. Like most banks, however, we continue to face fundamental industry-wide issues such as volatile market conditions, low interest rates, slow loan growth, depressed real estate values, increased regulatory costs, and revenue challenges. We believe these continued overall industry and economic conditions clearly confirm the need for the proactive actions we have taken.”

Headquartered in Greenville, South Carolina, The Palmetto Bank is a 105-year old independent state-chartered commercial bank and is the fourth largest banking institution headquartered in South Carolina. The Palmetto Bank has assets of $1.2 billion and serves the Upstate through 25 branch locations in the nine counties of Abbeville, Anderson, Cherokee, Greenville, Greenwood, Laurens, Oconee, Pickens, and Spartanburg. The Bank specializes in providing personalized community banking services to individuals and small to mid-size businesses including Retail Banking (including Mortgage, Credit Cards and Indirect Auto), Commercial Banking (including Small Business Administration loans, Business Banking, Treasury Management and Merchant Services), and Wealth Management (including Trust, Brokerage, Financial Planning, and Insurance). Additional information may be found at the Company’s web site at www.palmettobank.com.

# # #

Addendum to News Release – Use of Certain Non-GAAP Financial Measures and Forward-Looking Statements

This News Release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles (“GAAP”). This News Release discusses both GAAP net loss and pre-tax loss excluding credit-related items, one-time charges and gains on sales of investment securities, which are non-GAAP measures. We believe that such non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare the Company’s operating results from period to period in a meaningful manner. Non-GAAP measures should not be considered as an alternative to any measure of performance as promulgated under GAAP. Investors should consider the Company’s recording of gains on sales of investment securities, provision for loan losses, loan workout expenses, foreclosed real estate writedowns and expenses and loss on other loans held for sale in the periods presented when assessing the performance of the Company. In addition, investors should consider the costs associated with the Company’s previously announced strategic decisions to sell and consolidate four branches and outsource certain operational functions when assessing the performance of the Company in the second quarter 2012 and first quarter 2012. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Certain statements in this News Release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Factors which could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements include, but are not limited to: (1) the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations which could result in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for loan losses and the rate of delinquencies and amounts of charge-offs, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (2) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the Company, and the timing and amount of future capital raising activities by the Company, if any; and (3) actions taken by banking regulatory agencies related to the banking industry in general and the Company or the Bank specifically. The assumptions underlying the forward-looking statements could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our Company or any person that the future events, plans, or expectations contemplated by our Company will be achieved. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the U.S. Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov), including the “Risk Factors” included therein. All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect changes in circumstances or events that occur after the date the forward-looking statements are made.

Palmetto Bancshares, Inc. and Subsidiary

Consolidated Balance Sheets

(dollars in thousands, except per share data)

	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	June 30, 2012 vs. 2011 % Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Cash and cash equivalents	$152,363	$117,275	$102,952	$117,796	$133,803	13.9%
Investment securities available for sale, at fair value	247,400	269,841	260,992	277,605	280,816	(11.9)
Mortgage loans held for sale	3,789	2,841	3,648	2,486	789	380.2
Other loans held for sale	14,446	14,703	14,178	31,381	49,567	(70.9)
Loans, gross	723,986	761,687	773,558	783,824	770,841	(6.1)
Less: allowance for loan losses	(18,278)	(23,388)	(25,596)	(26,900)	(26,981)	(32.3)

Loans, net	705,708	738,299	747,962	756,924	743,860	(5.1)
Foreclosed real estate	14,683	26,701	27,663	14,696	15,267	(3.8)
Other assets	42,571	44,501	45,757	47,623	46,958	(9.3)

Total assets	$1,180,960	$1,214,161	$1,203,152	$1,248,511	$1,271,060	(7.1)%

Noninterest bearing deposits	$178,669	$173,837	$155,406	$163,158	$152,229	17.4%
Interest bearing deposits	884,008	900,246	908,775	944,398	974,315	(9.3)

Total deposits	1,062,677	1,074,083	1,064,181	1,107,556	1,126,544	(5.7)
Retail repurchase agreements	18,260	26,531	23,858	24,765	24,708	(26.1)
Other liabilities	10,251	11,147	11,631	10,821	11,444	(10.4)

Total liabilities	1,091,188	1,111,761	1,099,670	1,143,142	1,162,696	(6.2)
Shareholders’ equity	89,772	102,400	103,482	105,369	108,364	(17.2)

Total liabilities and shareholders’ equity	$1,180,960	$1,214,161	$1,203,152	$1,248,511	$1,271,060	(7.1)%

Other Data and Ratios
% of loans past due	0.57%	1.59%	0.62%	0.78%	0.85%	(32.9)%
Nonperforming loans	$24,176	$45,544	$53,028	$75,007	$71,739	(66.3)
Nonperforming assets	38,922	72,333	80,852	89,858	87,073	(55.3)
ALL as % of loans held for investment	2.52%	3.07%	3.31%	3.43%	3.50%	(28.0)
Net charge-offs (quarterly)	$13,560	$4,908	$3,304	$5,681	$7,373	83.9
Outstanding common shares	12,752,040	12,744,020	12,726,388	12,726,399	12,726,891	0.2
Book value per share	$7.04	$8.04	$8.13	$8.28	$8.51	(17.3)
Closing market price per share of common stock (1)	7.50	5.50	5.11	9.50	11.17	(32.9)
Tier 1 risk-based capital (consolidated)	12.25%	12.31%	12.22%	12.26%	12.83%	(4.5)
Total risk-based capital (consolidated)	13.52	13.58	13.49	13.53	14.10	(4.1)
Tier 1 leverage ratio (consolidated)	8.16	8.75	8.59	8.48	8.54	(4.4)

(1)	Effecitve August 18, 2011, the Company’s common stock began trading on the NASDAQ. Previously, closing market prices reflect the estimated market value per common share as determined by the Company based on trades on the Pink Sheets and Private Trading System.

Palmetto Bancshares, Inc. and Subsidiary

Consolidated Statements of Income (Loss)

(dollars in thousands)

(unaudited)

	For the Three Months Ended					June 30, 2012 vs. 2011 % Change
	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
Interest income
Interest earned on cash and cash equivalents	$72	$51	$64	$66	$112	(35.7)%
Dividends received on FHLB stock	13	12	10	11	13	—
Interest earned on investment securities available for sale	1,312	1,636	1,754	1,952	1,909	(31.3)
Interest and fees earned on loans	10,025	10,326	10,933	11,186	11,111	(9.8)

Total interest income	11,422	12,025	12,761	13,215	13,145	(13.1)
Interest expense
Interest paid on deposits	1,339	1,393	1,867	2,267	2,524	(46.9)
Interest paid on retail repurchase agreements	—	1	1	—	8	(100.0)
Interest paid on FHLB borrowings	—	—	—	—	23	(100.0)

Total interest expense	1,339	1,394	1,868	2,267	2,555	(47.6)

Net interest income	10,083	10,631	10,893	10,948	10,590	(4.8)
Provision for loan losses	8,450	2,700	2,000	5,600	7,400	14.2

Net interest income after provision for loan losses	1,633	7,931	8,893	5,348	3,190	(48.8)

Noninterest income
Service charges on deposit accounts, net	1,669	1,674	1,936	1,974	1,875	(11.0)
Fees for trust and investment management and brokerage services	870	719	722	828	842	3.3
Mortgage-banking	832	801	376	764	241	245.2
Automatic teller machine	248	241	227	223	256	(3.1)
Bankcard services	57	62	61	52	49	16.3
Investment securities gains, net	9,859	—	101	—	56	n/m
Other	428	433	373	459	439	(2.5)

Total noninterest income	13,963	3,930	3,796	4,300	3,758	271.6
Noninterest expense
Salaries and other personnel	5,335	5,608	5,720	5,835	5,998	(11.1)
Occupancy and equipment	1,898	2,155	2,087	1,979	2,076	(8.6)
Professional services	424	466	503	394	553	(23.3)
FDIC deposit insurance assessment	446	651	664	688	702	(36.5)
Marketing	374	188	459	410	520	(28.1)
Foreclosed real estate writedowns and expenses	6,966	1,368	2,104	3,029	1,504	363.2
Loss on other loans held for sale	2,406	128	1,091	2,080	3,797	(36.6)
Loan workout expenses	158	229	747	436	453	(65.1)
Other	1,227	1,138	1,766	1,621	2,105	(41.7)

Total noninterest expense	19,234	11,931	15,141	16,472	17,708	8.6

Net loss before provision (benefit) for income taxes	(3,638)	(70)	(2,452)	(6,824)	(10,760)	(66.2)
Provision (benefit) for income taxes	3,511	517	(170)	(1,355)	(1,191)	n/m

Net loss	$(7,149)	$(587)	$(2,282)	$(5,469)	$(9,569)	(25.3)%

Other Data and Ratios
Net interest margin	3.56%	3.71%	3.65%	3.53%	3.32%	7.2%
Efficiency ratio - GAAP	80.0	81.9	103.1	108.0	123.4	(35.2)
Operating efficiency ratio - Non-GAAP	68.3	67.8	74.4	71.7	83.6	(18.3)
Full Time Equivalent Employees - including contractors (period end)	326.0	342.5	354.5	364.5	387.5	(15.9)

Palmetto Bancshares, Inc. and Subsidiary

Consolidated Statements of Income (Loss)

(dollars in thousands)

(unaudited)

	For the Six Months Ended June 30,		2012 vs. 2011 % Change
	2012	2011
Interest income
Interest earned on cash and cash equivalents	$123	$217	(43.3)%
Dividends received on FHLB stock	25	27	(7.4)
Interest earned on investment securities available for sale	2,948	3,215	(8.3)
Interest and fees earned on loans	20,351	22,383	(9.1)

Total interest income	23,447	25,842	(9.3)
Interest expense
Interest paid on deposits	2,732	5,200	(47.5)
Interest paid on retail repurchase agreements	1	19	(94.7)
Interest paid on FHLB borrowings	—	72	(100.0)

Total interest expense	2,733	5,291	(48.3)

Net interest income	20,714	20,551	0.8
Provision for loan losses	11,150	12,900	(13.6)

Net interest income after provision for loan losses	9,564	7,651	25.0

Noninterest income
Service charges on deposit accounts, net	3,343	3,637	(8.1)
Fees for trust and investment management and brokerage services	1,589	1,533	3.7
Mortgage-banking	1,633	617	164.7
Automatic teller machine	489	488	0.2
Bankcard services	119	125	(4.8)
Investment securities gains, net	9,859	56	n/m
Other	861	874	(1.5)

Total noninterest income	17,893	7,330	144.1
Noninterest expense
Salaries and other personnel	10,943	12,252	(10.7)
Occupancy and equipment	4,053	4,244	(4.5)
Professional services	890	1,063	(16.3)
FDIC deposit insurance assessment	1,097	1,660	(33.9)
Marketing	562	934	(39.8)
Foreclosed real estate writedowns and expenses	8,334	2,337	256.6
Loss on other loans held for sale	2,534	4,948	(48.8)
Loan workout expenses	387	471	(17.8)
Other	2,365	3,860	(38.7)

Total noninterest expense	31,165	31,769	(1.9)

Net loss before provision (benefit) for income taxes	(3,708)	(16,788)	(77.9)
Provision (benefit) for income taxes	4,028	(1,139)	(453.6)

Net loss	$(7,736)	$(15,649)	(50.6)%

Other Data and Ratios
Net interest margin	3.62%	3.25%	11.4%
Efficiency ratio - GAAP	80.7	113.9	(29.2)
Operating efficiency ratio - Non-GAAP	68.1	86.3	(21.1)
Full Time Equivalent Employees - including contractors (period end)	326.0	387.5	(15.9)

Reconciliation of Non-GAAP to GAAP Financial Statements

(dollars in thousands)

	For the Three Months Ended
	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
Net loss (GAAP)	$(7,149)	$(587)	$(2,282)	$(5,469)	$(9,569)
Provision (benefit) for income taxes	3,511	517	(170)	(1,355)	(1,191)

Net loss before provision (benefit) for income taxes	(3,638)	(70)	(2,452)	(6,824)	(10,760)
Provision for loan losses	8,450	2,700	2,000	5,600	7,400
Foreclosed real estate writedowns and expenses	6,966	1,368	2,104	3,029	1,504
Loss on other loans held for sale	2,406	128	1,091	2,080	3,797
Loan workout expenses	158	229	747	436	453
One-time charges associated with branch reductions and other strategic actions	13	328	343	—	—

Total provision for loan losses, credit-related expenses and one-time charges	17,993	4,753	6,285	11,145	13,154
Investment securities gains, net	(9,859)	—	(101)	—	(56)

Pre-tax operating earnings, excluding investment securities gains (Non-GAAP)	$4,496	$4,683	$3,732	$4,321	$2,338

Noninterest expense (GAAP)	$19,234	$11,931	$15,141	$16,472	$17,708
Less:
Foreclosed real estate writedowns and expenses	6,966	1,368	2,104	3,029	1,504
Loss on other loans held for sale	2,406	128	1,091	2,080	3,797
Loan workout expenses	158	229	747	436	453
One-time charges associated with branch reductions and other strategic actions	13	328	343	—	—

Total credit-related expenses and one-time charges	9,543	2,053	4,285	5,545	5,754

Operating noninterest expense (Non-GAAP)	$9,691	$9,878	$10,856	$10,927	$11,954

Net interest income (GAAP)	$10,083	$10,631	$10,893	$10,948	$10,590
Noninterest income (GAAP)	13,963	3,930	3,796	4,300	3,758

Total revenue	24,046	14,561	14,689	15,248	14,348
Less:
Investment securities gains, net	(9,859)	—	(101)	—	(56)

Operating revenue, excluding investment securities gains (Non-GAAP)	$14,187	$14,561	$14,588	$15,248	$14,292

Efficiency ratio (GAAP)	80.0%	81.9%	103.1%	108.0%	123.4%

Operating efficiency ratio, excluding investment securities gains (Non-GAAP)	68.3	67.8	74.4	71.7	83.6

Reconciliation of Non-GAAP to GAAP Financial Statements

(dollars in thousands)

	For the Six Months Ended June 30,
	2012	2011
Net loss (GAAP)	$(7,736)	$(15,649)
Provision (benefit) for income taxes	4,028	(1,139)

Net loss before provision (benefit) for income taxes	(3,708)	(16,788)
Provision for loan losses	11,150	12,900
Foreclosed real estate writedowns and expenses	8,334	2,337
Loss on other loans held for sale	2,534	4,948
Loan workout expenses	387	471
One-time charges associated with branch reductions and other strategic actions	341	—

Total provision for loan losses, credit-related expenses and one-time charges	22,746	20,656
Investment securities gains	(9,859)	(56)

Pre-tax operating earnings, excluding investment securities gains (Non-GAAP)	$9,179	$3,812

Noninterest expense (GAAP)	$31,165	$31,769
Less:
Foreclosed real estate writedowns and expenses	8,334	2,337
Loss on other loans held for sale	2,534	4,948
Loan workout expenses	387	471
One-time charges associated with branch reductions and other strategic actions	341	—

Total credit-related expenses and one-time charges	11,596	7,756

Operating noninterest expense (Non-GAAP)	$19,569	$24,013

Net interest income (GAAP)	$20,714	$20,551
Noninterest income (GAAP)	17,893	7,330

Total revenue	38,607	27,881
Less:
Investment securities gains, net	(9,859)	(56)

Operating revenue, excluding investment securities gains (Non-GAAP)	$28,748	$27,825

Efficiency ratio (GAAP)	80.7%	113.9%

Operating efficiency ratio, excluding investment securities gains (Non-GAAP)	68.1	86.3